SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	November 2, 2005 -----------------------

Commission File Number ----------------------------	Name of Registrant, State of Incorporation, Address and Telephone Number --------------------------------------	IRS Employer Identification Number ----------------------------
1-40	Pacific Enterprises (A California Corporation) 101 Ash Street San Diego, California 92101 (619) 696-2000	94-0743670

1-1402	Southern California Gas Company (A California Corporation) 555 West Fifth Street Los Angeles, California 90013 (213) 244-1200	95-1240705

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(Former name or former address, if changed since last report.)

FORM 8-K

Item 2.02 Results of Operations and Financial Condition

The information furnished in this Item 2.02 and in Exhibits 99.1 and 99.2 shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, nor shall it be deemed to be incorporated by reference in any filing of Pacific Enterprises or Southern California Gas Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

On November 2, 2005, Sempra Energy, of which Pacific Enterprises and Southern California Gas Company are consolidated subsidiaries, issued a press release announcing consolidated net income of $221 million, or $0.86 per diluted share of common stock, for the third quarter of 2005. The press release has been posted on Sempra Energy's website (www.sempra.com) and a copy is attached as Exhibit 99.1.

Concurrently with the website posting of such press release and as noted therein, Sempra Energy also posted its Income Statement Data by Business Unit for the three months and the nine months ended September 30, 2005 and 2004. A copy of such information is attached as Exhibit 99.2

The Sempra Energy financial information contained in the press release includes, on a consolidated basis, information regarding Pacific Enterprises' and Southern California Gas Company's results of operations and financial condition.

In addition to reporting net income for the three-month and nine-month periods ended September 30, 2005 and 2004, the press release states what Southern California Gas Company's net income would have been for the three-month periods excluding the impact of specified unusual factors. Management believes that this presentation assists the reader and the company in understanding trends in earnings.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 November 2, 2005 Sempra Energy News Release (including tables)

99.2 Sempra Energy's Income Statement Data by Business Unit for the three months and the nine months ended September 30, 2005 and 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pacific Enterprises

Date: November 2, 2005	By: /s/ F. H. Ault -----------------------------------------
F. H. Ault Sr. Vice President and Controller

Southern California Gas Company

Date: November 2, 2005	By: /s/ S.D. Davis -----------------------------------------
S.D. Davis Sr. Vice President-External Relations and Chief Financial Officer